Exhibit 99.1
Dynamex — Third Quarter Fiscal Year 2008
June 4, 2008

For immediate release
For further information contact:
Ray Schmitz (214) 560-9308
ray.schmitz@dynamex.com
DYNAMEX ANNOUNCES THIRD QUARTER
FISCAL YEAR 2008 RESULTS
Third Quarter Highlights:
•	Sales increase 9.1% to $113 million.

•	Net income per fully diluted share increases 13.0% to $0.37.

•	Three new franchise locations signed.

•	Company expects FY 2008 earnings per share of $1.48 to $1.52.
June 4, 2008 — Dallas, Texas — Dynamex Inc. (NASDAQ: DDMX), the leading provider of same-day delivery and logistics services in the United States and Canada, today announced net income of $3.8 million or $0.37 fully diluted net income per share for the FY 2008 third quarter compared to $3.5 million or $0.32 per fully diluted share in the prior year.
Sales increased 9.1% to $113 million this quarter compared to the prior year. The exchange rate between the Canadian dollar and the U.S. dollar was approximately 15% higher this quarter than the same quarter last year. The Company estimates that higher fuel surcharges account for approximately 3.1% of the increase in sales. The core growth rate per day, the rate excluding changes in fuel surcharge revenues and foreign exchange, declined 0.6% this quarter. The prior year quarter includes approximately $5.1 million in sales for services provided on an interim basis to one customer in Canada. Excluding those one-time sales, the core growth rate per day would have been approximately 4.8%.
Selling, general and administrative (“SG&A”) expenses increased $1.5 million, or 7.1% compared to the same quarter last year. As a percentage of sales, SG & A expenses were 20.2% in the current year compared to 20.6% in the prior year quarter. Normal wage increases as well as additional personnel required to manage and operate new business started over the last year contributed to the dollar increase in SG&A expenses.
Operating income increased 11.1% compared to the prior year. Purchased transportation costs, the largest component of cost of sales represented 66.0% of sales in the current year quarter, compared to 65.2% in the prior year reflecting the impact of the increase in fuel surcharge
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Dynamex — Third Quarter Fiscal Year 2008
June 4, 2008

revenues. Other direct cost of sales declined from 8.4% last year to 7.8% in the current year quarter.
Income tax expense was $2.3 million, 38.1% of income before taxes in the current year quarter compared to $1.9 million, 35.8% of income before taxes in the prior year quarter. The higher income tax rate this quarter results from the higher proportion of pre-tax income generated in the U.S. than the previous year and an $80,000 positive tax adjustment in the prior year related to a reduction in the Canadian income tax rate. The Company’s effective income tax rate in the U.S. is approximately 41.6% and 34.1% in Canada.
Third Quarter Highlights
“Despite a challenging economy, high fuel costs and some of the worst winter conditions we have experienced in decades, our business delivered very solid financial results this quarter,” said Dynamex Chairman and CEO, Rick McClelland. “Sales increased 9.1% while our earnings per share increased 13.0% from a year ago.
“Our variable cost business model, industry leading technology and national presence puts us in a unique position to capitalize on the opportunities in a weak economy as more and more shippers consolidate vendors and outsource shipping needs in order to reduce costs,” added McClelland “If fuel costs remain high as forecasted, we expect to see some smaller competitors exit the business which could present additional opportunities for our business in terms of less competition in select markets and possible acquisition opportunities.
“Our sales pipeline continues to be strong from both our existing customer base and new customers and our affiliate model continues to progress,” continued McClelland. “We signed three new franchise locations during the quarter. We also terminated two startup franchise locations that did not become operational in accordance with expectations. At quarter end, we had 46 franchise locations.
“Our performance for the first nine months of this fiscal year has been solid in spite of serious economic challenges,” said McClelland. “I believe our performance demonstrates our ability to generate solid returns for our shareholders even in a tough economic environment. We are very excited about our position in the market, future growth opportunities and our ability to continue to profitably grow our business.
“Our outlook for the balance of our fiscal year remains strong as we expect year-over-year sales growth to be in the 10% to 11% range and fiscal year net income to range from $1.48 to $1.52 per fully diluted share,” concluded McClelland.
Long-Term Debt
Long-term debt was zero at April 30, 2008. Cash flow generated from operations was sufficient to fund operations and capital expenditures.
Margins
The gross margin this quarter was 26.2% of sales, below our stated target range of 26.5% to 27.0%, and below the 26.4% in the same quarter last year. The current year quarter includes a
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Dynamex — Third Quarter Fiscal Year 2008
June 4, 2008

bad debt provision of approximately $300,000 for one Canadian customer that filed for protection from its creditors and an additional accrual for prior years’ workers’ compensation claims of $180,000. Absent those charges, our gross margin would have been 26.6%. Management expects the gross margin percentage to be in the Company’s target range in the fourth quarter of this fiscal year.
Earnings before interest, taxes, depreciation and amortization (“EBITDA”) were $6.9 million, 6.1% of sales in the current quarter compared to $6.0 million or 5.8% of sales in the same quarter last year (see Reconciliation of Non-GAAP Financial Measures on page 7 of this release).
Cash Flow from Operations
Net cash provided by operating activities was $6.4 million this year compared to $7.6 million in the prior year. The principal factors that caused the reduction in net cash provided from operations are higher cash taxes in the current year, the payment for stock repurchase transactions consummated in FY 2007, the benefit last year from lessor financed leasehold improvements and higher rent abatements that were offset, in part, by a decrease in working capital in the current fiscal year required to finance accounts receivable. The Company’s cash position improved from $8.9 million at July 31, 2007 to $13.6 million currently.
Depreciation and Amortization
Depreciation and amortization (“D&A”) increased to $747,000 in this quarter from $554,000 in the third quarter last year due principally to the higher level of capital additions in FY 2007 and FY 2008 than in prior years. As a percent of sales, D&A was 0.7% in the current quarter compared to 0.5% in the prior year period.
Interest Expense
Interest expense for the three months ended April 30, 2008 was $48,000, $16,000 above the prior year period.
Stock Repurchase Plan
The Board of Directors has authorized management to repurchase a total of $58 million of Dynamex common stock. In May 2008, the Company repurchased 105,800 shares of Dynamex common stock at an average price of $24.06 per share, leaving a balance of $19.1 million in the current authorization. Management intends to continue to purchase shares from time to time using available cash or temporary borrowings from the bank facility.
Outlook
The following outlook for FY 2008 is provided in connection with Regulation FD and to ensure that all investors continue to have equal access to information. The following outlook contains forward-looking statements that involve assumptions regarding Company operations and future prospects. Caution should be taken that the actual results could differ materially from those stated or implied in this and other Company communications.
The Company expects year-over-year sales growth of between 10% and 11% for FY 2008.
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Dynamex — Third Quarter Fiscal Year 2008
June 4, 2008

The Company expects FY 2008 net income to range from $1.48 to $1.52 per fully diluted share.
Investor Call
The Company will host an investor conference call on Thursday, June 5, 2008 at 10:00 a.m. Central Standard Time. All interested parties may access the call Toll-Free at 1-877-407-9039. A participant will need the following information to access the conference call: Company name — “Dynamex”. A telephone replay of the conference call will be available through June 12, 2008 at, Toll-Free, 1-877-660-6853, enter Account Number 3055 and Conference ID Number 280525.
The conference call will also be available on the Internet through Thomson’s website, located at www.earnings.com, and the link is also available through the Company’s website at www.dynamex.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, an Internet replay will be available shortly after the call for 30 days.
* * *
Dynamex is the leading provider of same-day delivery and logistics services in the United States and Canada. Additional press releases and investor relations information as well as the Company’s Internet e-commerce services package, dxNow™, is available at www.dynamex.com.
This release contains forward-looking statements that involve assumptions regarding Company operations and future prospects. Although the Company believes its expectations are based on reasonable assumptions, such statements are subject to risk and uncertainty, including, among other things, the effect of changing economic conditions, acquisition strategy, competition, foreign exchange, the ability to meet the terms of current borrowing arrangements, and risks associated with the local delivery industry. These and other risks are mentioned from time to time in the Company’s filings with the Securities and Exchange Commission. In light of such risks and uncertainties, the Company’s actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revision to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. Caution should be taken that these factors could cause the actual results to differ from those stated or implied in this and other Company communications.
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Dynamex — Third Quarter Fiscal Year 2008
June 4, 2008

DYNAMEX INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands except per share data)

	April 30,	July 31,
	2008	2007
	(Unaudited)
ASSETS
CURRENT
Cash and cash equivalents	$13,613	$8,857
Accounts receivable (net of allowance for doubtful accounts of $841 and $866, respectively)	48,036	42,649
Income taxes receivable	1,626	1,092
Prepaid and other current assets	3,829	3,559
Deferred income taxes	3,684	3,136

Total current assets	70,788	59,293

Property and equipment — net	8,888	8,495
Goodwill	48,315	47,613
Intangibles — net	708	326
Deferred income taxes	40	1,398
Other assets	4,331	3,915

Total assets	$133,070	$121,040

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable trade	$8,810	$15,426
Accrued liabilities and other	24,416	20,530

Total current liabilities	33,226	35,956

Long-term debt	—	—
Other long-term liabilities	3,823	3,675

Total liabilities	37,049	39,631

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock; $0.01 par value, 10,000 shares authorized; none outstanding	—	—
Common stock; $0.01 par value, 50,000 shares authorized; 10,263 and 10,145 outstanding, respectively	103	101
Additional paid-in capital	47,855	45,671
Retained earnings	42,309	31,122
Unrealized foreign currency translation adjustment	5,754	4,515

Total stockholders’ equity	96,021	81,409

Total liabilities and stockholders’ equity	$133,070	$121,040

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Dynamex — Third Quarter Fiscal Year 2008
June 4, 2008

DYNAMEX INC
CONDENSED STATEMENTS OF CONSOLIDATED OPERATIONS
(in thousands except per share data)
(Unaudited)

	Three months ended		Nine months ended
	April 30,		April 30,
	2008	2007	2008	2007

Sales	$112,976	$103,526	$336,684	$305,129

Cost of sales:
Purchased transportation	74,521	67,557	222,038	199,562
Other direct costs	8,865	8,708	25,518	25,203

	83,386	76,265	247,556	224,765

Gross profit	29,590	27,261	89,128	80,364

Selling, general and administrative Expenses:
Salaries and employee benefits	15,591	14,609	48,631	43,274
Other	7,228	6,691	20,744	19,948

	22,819	21,300	69,375	63,222

Depreciation and amortization	747	554	2,119	1,742
(Gain) loss on disposal of property and equipment	1	(13)	(15)	(6)

Operating income	6,023	5,420	17,649	15,406

Interest expense	48	32	180	260
Other income, net	(124)	(44)	(427)	(1,777)

Income before taxes	6,099	5,432	17,896	16,923

Income tax expense	2,325	1,945	6,709	6,066

Net income	$3,774	$3,487	$11,187	$10,857

Basic earnings per common share:	$0.37	$0.33	$1.10	$1.02

Diluted earnings per common share:	$0.37	$0.32	$1.09	$1.01

Weighted average shares:
Common shares outstanding	10,243	10,643	10,216	10,615
Adjusted common shares — assuming exercise of stock options	10,329	10,783	10,308	10,734
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Dynamex — Third Quarter Fiscal Year 2008
June 4, 2008

DYNAMEX INC.
CONDENSED STATEMENTS OF CONSOLIDATED OPERATIONS
(in thousands except percentage data)
(Unaudited)
Continued

	Three months ended		Nine months ended
	April 30,		April 30,
	2008	2007	2008	2007

Selected items as a percentage of sales:
Sales	100.0%	100.0%	100.0%	100.0%
Cost of sales:
Purchased transportation	66.0%	65.2%	65.9%	65.4%
Other direct costs	7.8%	8.4%	7.7%	8.3%

	73.8%	73.6%	73.6%	73.7%

Gross profit	26.2%	26.4%	26.4%	26.3%

Selling, general and administrative expenses:
Salaries and employee benefits	13.8%	14.2%	14.3%	14.2%
Other	6.4%	6.4%	6.2%	6.5%

	20.2%	20.6%	20.5%	20.7%

Depreciation and amortization	0.7%	0.5%	0.6%	0.6%
(Gain) loss on disposal of property and equipment	0.0%	0.0%	0.0%	0.0%

Operating income	5.3%	5.3%	5.3%	5.0%

EBITDA Margin	6.1%	5.8%	6.0%	6.2%
EBITDA	$6,894	$6,018	$20,195	$18,925

Reconciliation of Non-GAAP Financial Measures:
Net income	$3,774	$3,487	$11,187	$10,857
Income tax expense	2,325	1,945	6,709	6,066
Interest expense	48	32	180	260
Depreciation and amortization	747	554	2,119	1,742

EBITDA	$6,894	$6,018	$20,195	$18,925

Sales by Service Type
On Demand	$35,821	31.7%	$32,669	31.5%	$109,921	32.6%	$102,004	33.5%
Scheduled/Distribution	38,140	33.9%	38,711	37.4%	111,204	33.0%	106,571	34.9%
Outsourcing	39,015	34.4%	32,146	31.1%	115,559	34.4%	96,554	31.6%

Total Sales	$112,976	100.0%	$103,526	100.0%	$336,684	100.0%	$305,129	100.0%

Sales by Country
United States %	$69,851	61.8%	$63,479	61.3%	$207,491	61.6%	$191,150	62.6
Canada %	43,125	38.2%	40,047	38.7%	129,193	38.4%	113,979	37.4

Total Sales %	$112,976	100.0%	$103,526	100.0%	$336,684	100.0%	$305,129	100.0

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Dynamex — Third Quarter Fiscal Year 2008
June 4, 2008

DYNAMEX INC.
CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS
(in thousands)

	Nine months ended
	April 30,
	2008	2007

OPERATING ACTIVITIES
Net income	$11,187	$10,857
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,119	1,742
Amortization of deferred bank financing fees	10	25
Provision for losses on accounts receivable	608	368
Stock option compensation	893	608
Deferred income taxes	809	2,656
Lessor financed leasehold improvements	—	1,997
Non-cash rent expense	37	741
Gain on disposal of property and equipment	(15)	(6)
Changes in current operating assets and liabilities:
Accounts receivable	(5,995)	(10,453)
Prepaids and other assets	(804)	(603)
Accounts payable and accrued liabilities	(2,473)	(339)

Net cash provided by operating activities	6,376	7,593

INVESTING ACTIVITIES
Purchase of property and equipment	(2,307)	(3,307)
Acquisition of customer lists	(491)	—
Purchase of deferred compensation investments	(295)	(256)

Net cash used in investing activities	(3,093)	(3,563)

FINANCING ACTIVITIES
Principal payments on long-term debt	—	(3)
Net payments under line of credit	—	(900)
Net proceeds from sale of common stock	967	1,058
Tax benefit realized on exercise of stock options	325	246
Purchase and retirement of treasury stock	—	(2,021)
Other assets and deferred offering costs	(127)	(1,138)

Net cash provided by (used in) financing activities	1,165	(2,758)

EFFECT OF EXCHANGE RATES ON CASH FLOW INFORMATION	308	(778)

NET INCREASE IN CASH AND CASH EQUIVALENTS	4,756	494
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	8,857	6,058

CASH AND CASH EQUIVALENTS, END OF PERIOD	$13,613	$6,552

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$119	$238

Cash paid for taxes	$6,649	$4,159

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